Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

HEALTHIER CHOICES MANAGEMENT CORP.

a Delaware corporation

SECTION 1. OFFICES

The principal office of Healthier Choices Management Corp., a Delaware corporation (the “Corporation”), shall be located at the principal place of business or such other place as the Board of Directors (the “Board”) may designate. The Corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the Corporation may require from time to time.

SECTION 2. STOCKHOLDERS

2.1 Annual Meeting

The annual meeting of the stockholders shall be held on such date and at such time as shall be fixed by resolution of the Board, at the principal office of the Corporation, or such other place as fixed by the Board, for the purpose of electing directors and transacting such other business as may properly come before that meeting; provided, however, that the Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211 of the General Corporation Law of the State of Delaware (the “DGCL”).

2.2 Special Meetings

(a) Special meetings of the stockholders of the Corporation may be called, for any purpose as is a proper matter for stockholder action under Delaware law, by (i) the Chairperson of the Board, (ii) the Chief Executive Officer, (iii) the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or (iv) by the stockholders of the Corporation of not less than one-fourth of all the shares entitled to vote at a meeting of stockholders.

(b) For a special meeting called pursuant to Section 2.2(a), the Board shall determine the time and place of such special meeting. Following determination of the time and place of the meeting, the Secretary shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 2.4. No business may be transacted at a special meeting otherwise than as specified in the notice of meeting.

(c) In no event shall an adjournment or a postponement of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

2.3 Place of Meeting

All meetings shall be held at the principal office of the Corporation, or at such other place as designated by the Board, either within or without the State of Delaware.

2.4 Notice of Meeting

(a) The Corporation shall cause to be delivered to each stockholder entitled to notice of, or to vote at, an annual or special meeting of stockholders, either personally or by mail, not less than ten (10) days nor more than

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sixty (60) days before that meeting, written notice stating the date, time and place of that meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which that meeting is called.

(b) Notice to a stockholder of an annual or special stockholders’ meeting shall be in writing. Such notice, if in comprehensible form, is effective (i) when mailed, if it is deposited in the United States mail, postage pre-paid, and is correctly addressed to that stockholder’s address as specified in the Corporation’s then current record of stockholders, or (ii) when received by that stockholder, if it is delivered by electronic transmission, facsimile transmission or private courier.

(c) If an annual or special stockholders’ meeting is adjourned to a different date, time, or place, notice of the new date, time, or place shall not be required if the new date, time, or place is announced at that meeting before adjournment, unless a new record date for the adjourned meeting is, or must be, fixed pursuant to (i) Section 2.6, or (ii) the DGCL.

2.5 Waiver of Notice

(a) Whenever any notice is required to be given to any stockholder pursuant to the provisions of these Bylaws, the Certificate of Incorporation of the Corporation or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice or by electronic transmission by such person, whether before or after such meeting, and delivered to the Corporation for inclusion in the minutes for filing with the corporate records, shall be deemed equivalent to the giving of such notice.

(b) The attendance of a stockholder at a meeting in person, by remote communication or, if applicable, by proxy shall be a waiver of each objection to lack of, or defect in, notice of such meeting or of consideration of a particular matter at that meeting, unless that stockholder, at the beginning of that meeting or prior to consideration of such matter, objects to holding that meeting, transacting business at that meeting, or considering the matter when presented at that meeting.

2.6 Fixing of Record Date for Determining Stockholders

For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or to make a determination of stockholders for any other purpose, the Board may fix in advance a date as the record date for any such determination. Such record date shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any such meeting nor more than sixty (60) days before any other action to which the record date relates. If no record date is fixed for the determination of stockholders entitled to notice of, or to vote at, a meeting, or to receive payment of a dividend, the record date shall be the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Such determination shall apply to any adjournment of that meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with Section 213 of the DGCL and this Section 2.6 at the adjourned meeting.

2.7 Stockholders’ List

At least ten (10) days before every meeting of stockholders, a complete alphabetical list of the stockholders entitled to notice of that meeting shall be made, arranged by voting group, and within each voting group by class or series, with the address of and number of shares held by each stockholder; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list will reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and then number of shares held by each of them.

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2.8 Quorum

The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. If a quorum is not present for a matter to be acted upon, then either (a) the Chairperson of the meeting, or (b) a majority of the voting power of the stockholders entitled to vote at that meeting may adjourn that meeting from time to time. If the necessary quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called.

2.9 Manner of Acting

If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the affirmative vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the DGCL.

2.10 Proxies

A stockholder may vote by proxy executed in writing by that stockholder or by his or her attorney-in-fact. Such proxy shall be effective when received by the Secretary of the Corporation or other officer or agent authorized to tabulate votes at the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Subject to the limitation set forth in the last clause of the second sentence of this Section 2.10, a duly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy, or (b) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted.

2.11 Voting of Shares

Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

2.12 Voting for Directors

Each stockholder may vote, in person or by proxy, the number of shares owned by such stockholder that are entitled to vote at an election of directors, for as many persons as there are directors to be elected and for whose election such shares have a right to vote. Unless otherwise provided in the Certificate of Incorporation, directors are elected by a plurality of the votes cast by shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at a meeting at which a quorum is present.

2.13 Adjournment And Notice Of Adjourned Meetings

Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the Chairperson of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the date, time and place, if any, thereof and the means of remote communications (if any) by which the stockholders and proxy holders may be deemed present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

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2.14 Stockholder Action by Written Consent Without a Meeting

Unless otherwise provided in the Certificate of Incorporation, any action required by the DGCL to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivered made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 2.14, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be give to those stockholders who have not consent in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take action were delivered to the Corporation as provided in Section 228 of the DGCL.

2.15 Conduct of Business

(a) At every meeting of stockholders, the Chairperson of the Board, or, if a Chairperson has not been appointed or is absent, the Chief Executive Officer of the Corporation, or, if the Chief Executive Officer is absent, a chairperson of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as Chairperson. The Secretary of the Corporation, or another person directed to do so by the Chief Executive Officer, shall act as secretary of the meeting.

(b) The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the Chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the Chairperson shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board or the Chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

SECTION 3. BOARD OF DIRECTORS

3.1 General Powers

The business and affairs of the Corporation shall be managed by the Board, except as may be otherwise provided in these Bylaws, the Certificate of Incorporation or the DGCL.

3.2 Number, Tenure and Qualifications

The authorized number of directors shall be determined from time to time by resolution of the Board or the stockholders of the Corporation; provided that the Board shall consist of at least one (1) member. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. The terms of the directors expire at the next annual stockholder’s meeting following their election. Despite the expiration of a director’s term, however, the director shall continue to serve until such director’s successor is elected and qualified. Directors need not be stockholders unless so required by the Certificate of Incorporation.

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3.3 Annual and Regular Meetings

An annual meeting of the Board shall be held without additional notice immediately after and at the same place as the annual meeting of stockholders.

By resolution, the Board, or any committee thereof, may specify the time and place for holding regular meetings thereof, either within or outside the State of Delaware, without notice other than such resolution.

3.4 Special Meetings

Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairperson of the Board, or the Chief Executive Officer or any two directors and, in the case of any special meeting of any committee designated by the Board, by the Chairperson thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Delaware as the place for holding any special Board or committee meeting called by them.

3.5 Meetings by Telecommunications

Members of the Board or any committee designated by the Board may participate in a meeting of the Board or such committee by use of any means of telecommunications equipment pursuant to which all persons participating may simultaneously hear each other during such meeting. Participation by such method shall be deemed presence in person at such meeting.

3.6 Notice of Special Meetings

Notice of a special Board or committee meeting specifying the date, time and place of such meeting shall be given to a director in writing, by electronic transmission or orally by telephone or in person as specified below. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

3.6.1 Personal Delivery

If delivery is by personal service, the notice shall be effective if delivered at the address specified on the records of the Corporation at least 24 hours before the date and time of the meeting.

3.6.2 Delivery by Mail

If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail at least five (5) days before the date and time of the meeting properly addressed to a director at his or her address specified on the records of the Corporation with postage prepaid.

3.6.3 Oral Notice

If notice is delivered orally, by telephone or in person, the notice shall be effective if personally given to a director at least 24 hours before the date and time of the meeting.

3.6.4 Notice by Facsimile Transmission

If notice is delivered by facsimile transmission, the notice shall be deemed effective if the content thereof is transmitted to the office of a director, at the facsimile number specified on the records of the Corporation, at least 24 hours before the date and time of the meeting, and receipt is either confirmed by confirming transmission equipment or acknowledged by the receiving office.

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3.6.5 Notice by Private Courier

If notice is delivered by private courier, the notice shall be deemed effective if delivered to the courier, properly addressed and prepaid, by such time that the courier guarantees delivery at least 24 hours before the date and time of the meeting.

3.6.6 Notice by Other Electronic Means

If notice is delivered by electronic mail or other electronic means, the notice shall be delivered at least 24 hours before the date and time of the meeting.

3.7 Waiver of Notice

3.7.1 Written Waiver

Whenever any notice is required to be given to any director pursuant to the provisions of these Bylaws, the Certificate of Incorporation or the DGCL, a waiver thereof in writing, executed at any time, specifying the meeting for which notice is waived, signed by the person or persons entitled to such notice, and filed with the minutes or corporate records, shall be deemed equivalent to the giving of such notice.

Waiver of notice by electronic transmission shall be the equivalent of an executed written waiver and may be delivered at any time before or after the meeting.

3.7.2 Waiver by Attendance

The attendance of a director at a Board or committee meeting shall constitute a waiver of notice of such meeting, unless such director, at the beginning of the meeting, or promptly upon such director’s arrival, objects to holding the meeting or transacting any business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

3.8 Quorum

A majority of the number of directors determined by or in the manner provided by these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board.

3.9 Manner of Acting

The act of the majority of the directors present at a Board or committee meeting at which there is a quorum shall be the act of the Board or committee, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the DGCL.

3.10 Action by Board of Directors or Committee Without a Meeting

Any action which could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board or committee. The action shall be effective when the last signature is placed on the consent, unless the consent specifies an earlier or later date. Such written consent, which shall have the same effect as a unanimous vote of the directors or such committee, shall be inserted in the minute book as if it were the minutes of a Board or committee meeting.

3.11 Resignation

Any director may resign at any time by delivering notice in writing or by electronic transmission to the Chairperson of the Board, the Board, or to the registered office of the Corporation. Such resignation shall take effect at the time specified in the notice, or if no time is specified, upon delivery. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board.

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3.12 Removal

Subject to any limitations imposed by the DGCL, one or more members of the Board (including the entire Board) may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.13 Vacancies

Any vacancy occurring on the Board, including a vacancy resulting from an increase in the number of directors, may be filled by the stockholders, by the Board, by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office; except that the term of a director elected by the Board to fill a vacancy expires at the next stockholders’ meeting at which directors are elected. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the number of directors fixed by these Bylaws prior to such increase for a term of office continuing only until the next election of directors by the stockholders. Any directorship not so filled by the directors shall be filled by election at the next annual meeting of stockholders or at a special meeting of stockholders called for that purpose. A vacancy that will occur at a specific later date by reason of a resignation effective at such later date or otherwise may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

3.14 Minutes

The Board shall keep minutes of its meetings and shall cause them to be recorded in books kept for that purpose.

3.15 Executive and Other Committees

3.15.1 Creation of Committees

The Board, by resolution adopted by a majority of the number of directors fixed in the manner provided by these Bylaws, may appoint standing or temporary committees, including an Executive Committee, from its own number. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. The Board may invest such committee(s) with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, these Bylaws, the Certificate of Incorporation and the DGCL.

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3.15.2 Authority of Committees

Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopt, amend or repeal any Bylaw of the Corporation.

3.15.3 Quorum and Manner of Acting

A majority of the number of directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee.

3.15.4 Minutes of Meetings

All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

3.15.5 Resignation

Any member of any committee may resign at any time by delivering written notice thereof to the Board, the Chairperson of the Board or the Corporation. Any such resignation shall take effect at the time specified in the notice, or if no time is specified, upon delivery. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board.

3.15.6 Removal

The Board may remove from office any member of any committee elected or appointed by it, but only by the affirmative vote of not less than a majority of the number of directors fixed by or in the manner provided by these Bylaws.

3.16 Compensation

By resolution of the Board, directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a staled salary as a director or a committee member, or a combination of the foregoing. No such payment shall preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

3.17 Chairperson of the Board of Directors

If appointed, the Chairperson of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and stockholders unless an officer is appointed or designated by the Board as Chairperson of such meeting.

SECTION 4. OFFICERS

4.1 Number

The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Chief Financial Officer, a Secretary and a Treasurer, or the equivalent thereof, each of whom shall be appointed by the Board. One or more Vice Presidents and such other officers and assistant officers, including a Chairperson of the Board, may be appointed by the Board; such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or

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agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person.

4.2 Appointment and Term of Office

The officers of the Corporation shall be appointed by the Board. Unless an officer dies, resigns, or is removed from office, he or she shall hold office until his or her successor is appointed.

4.3 Resignation

Any officer may resign at any time by delivering notice in writing or by electronic transmission to the Corporation. Any such resignation shall take effect at the time specified in the notice, or if no time is specified, upon delivery. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board.

4.4 Removal

Subject to the rights, if any, of an officer or agent under any contract of employment, any officer or agent appointed by the Board may be removed by the affirmative vote of a majority of directors in office at the time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

4.5 Vacancies

A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board. If a resignation is made effective at a later date, and the Corporation accepts such future effective date, the Board may fill the pending vacancy before the effective date, if the Board provides that the successor does not take office until the effective date.

4.6 Chairperson of the Board of Directors

If appointed, the position of Chairperson of the Board shall not constitute an officer position of the Corporation, unless specifically designated as such by the Board. The Chairperson of the Board shall be a Board position as outlined in Section 3.17.

4.7 Chief Executive Officer

Subject to the provisions of these Bylaws and to the direction of the Board, the Chief Executive Officer shall be responsible for the general control and management of the business, affairs and policies of the Corporation and shall have control over its officers and shall see that all orders and resolutions of the Board are implemented. The Chief Executive Officer shall have the power to sign all certificates, contracts and other instruments on behalf of the Corporation. In general, the Chief Executive Officer shall perform duties commonly incident to the office. The Chief Executive Officer shall report directly to the Board and shall have the right to delegate any of his or her powers to any other officer or employee and shall have the authority to appoint Vice Presidents of the Corporation.

4.8 President

The President shall be subject to the direction and control of the Chief Executive Officer and shall have general active management of the business, affairs and policies of the Corporation. The President shall have the power to sign all certificates, contracts and other instruments on behalf of the Corporation. In general, the President shall perform all duties incidental to the office and such other duties as are prescribed by the Board from time to time. If the Board has elected a Chief Executive Officer and that officer is absent, disqualified from action, unable to act or refuses to act, then the President shall have the powers of, and shall perform the duties of, the Chief Executive Officer.

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4.9 Vice President

Each Vice President, if any, shall be subject to the direction and control of the Chief Executive Officer and the President of the Corporation and shall have such powers and duties as the Chief Executive Officer or the President may from time to time prescribe.

4.10 Chief Financial Officer

The Chief Financial Officer shall be subject to the direction and control of the Chief Executive Officer and shall have primary responsibility for the financial affairs of the Corporation and shall perform such other duties as the Chief Executive Officer or the Board may from time to time prescribe.

4.11 Secretary

The Secretary shall (a) prepare and keep the minutes of meetings of the stockholders and the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be responsible for custody of the corporate records and seal of the Corporation; (d) keep registers of the address of each stockholder and director; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as the Chief Executive Officer or by the Board may prescribe from time to time. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.12 Treasurer

The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions of the financial condition of the Corporation. The Treasurer shall also perform the other duties as the Chief Executive Officer may from time to time prescribe.

4.13

Salaries

The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

SECTION 5. STOCK

5.1 Issuance of Stock

No shares of stock of the Corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share. Before the Corporation issues shares, the Board shall determine that the consideration received or to be received for such shares is adequate. In the absence of fraud, such determination by the Board shall be conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable.

5.2 Certificates for Shares

The shares of the Corporation shall be represented by certificates or shall be uncertificated. Certificates representing shares of the Corporation, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law and as shall be determined by the Board. Such certificates shall be signed by, or in the name of the Corporation by the Chairperson of the Board or the Chief Executive Officer or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or any Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. The Corporation shall not have power to issue a certificate in

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bearer form. All certificates shall be consecutively numbered or otherwise identified. Notwithstanding anything to the contrary in these Bylaws, at all times that the Corporation’s stock is listed on a stock exchange, such shares shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in book-entry form. All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares are issued, the number of shares issued and the date of issue.

5.3 Stock Records

The stock transfer books shall be kept at the registered office or principal place of business of the Corporation or at the office of the Corporation’s transfer agent or registrar. The name and address of each person to whom shares are issued, together with the class and number of shares represented by each stock certificate, if any, and the date of issue thereof, shall be entered on the stock transfer books of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

5.4 Transfer of Shares

Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the Corporation. In the case of shares of the Corporation represented by certificates, certificates surrendered to the Corporation for transfer shall be cancelled and no transfer of such shares shall be made until the former certificates for a like number of shares have been surrendered and cancelled.

5.5 Lost or Destroyed Certificates

In the case of shares of the Corporation represented by certificates, where such certificate or certificates are lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

SECTION 6. General Matters

6.1. Fiscal Year

The fiscal year of the Corporation shall be the calendar year; provided, however, that the Board may select a different fiscal year by resolution at any time for purposes of federal income taxes, or otherwise.

6.2 Seal

The Board may adopt a seal of the Corporation, which will consist of the name of the Corporation and the state of its incorporation.

6.3 Books and Records

Any records maintained by the Corporation in the regular course of business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

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6.4 Dividends

Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board at any regular or special meeting of the Board. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock, unless otherwise provided by applicable law or the Certificate of Incorporation.

6.5 Certificate of Incorporation

All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended or restated and in effect from time to time.

6.6 Voting Stock in Other Entities

Unless a resolution of the Board otherwise provides, the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a shareholder, interestholder or otherwise in any other corporation or other entity, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of the other corporation or entity.

6.7 Construction; Definitions

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, other legal entity and a natural person.

SECTION 7. INDEMNIFICATION

7.1 Right to Indemnification of Directors and Officers

Any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, provided such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 7.3 or with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

7.2 Right to Advancement of Expenses

The right to indemnification conferred in Section 7.1 shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an

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employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

Notwithstanding the foregoing, unless such right is acquired other than pursuant to this Section 7, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (a) by the Board by a majority vote of the disinterested directors, even though less than a quorum, or (b) by a committee of disinterested directors designated by majority vote of the disinterested directors, even though less than a quorum, or (c) if there are no disinterested directors or the disinterested directors so direct, by independent legal counsel in a written opinion to the Board, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

7.3 Right of Indemnitee to Bring Suit

The rights to indemnification and to the advancement of expenses conferred in Sections 7.1 and 7.2 shall be contract rights. If a claim under Sections 7.1 and 7.2 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the full amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 7 or otherwise shall be on the Corporation.

7.4 Non-Exclusivity of Rights

The rights conferred on any person in this Section 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

7.5 Insurance

The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who was or is a director, officer, employee or agent of the Corporation or was or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

7.6 Indemnification of Employees and Agents of the Corporation

The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 7 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

7.7 No Presumption of Bad Faith

The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, or,

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with respect to any criminal proceeding, that the person had reasonable cause to believe that the conduct was unlawful.

7.8 Survival of Rights

The rights conferred on any person by this Section 7 shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.9 Amendments to Law

For purposes of this Section 7, the meaning of “law” within the phrase “to the fullest extent not prohibited by law” shall include, but not be limited to, the DGCL, as the same exists on the date hereof or as it may be amended; provided, however, that in the case of any such amendment, such amendment shall apply only to the extent that it permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment.

7.10 Savings Clause

If this Section 7 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall indemnify each director, officer or other agent to the fullest extent permitted by any applicable portion of this Section 7 that shall not have been invalidated, or by any other applicable law.

Section 7.11 Effect of Repeal or Modification

Any amendment, alteration or repeal of this Section 7 shall not adversely affect any right or protection hereunder or any person in respect of any act or commission occurring prior to such amendment, alteration or repeal.

7.12 Certain Definitions

For the purposes of this Section 7, the following definitions shall apply:

(a) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement and appeal of any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative, in which the director or officer may be or may have been involved as a party or otherwise by reason of the fact that the director or officer is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

(b) The term “expenses” shall be broadly construed and shall include, without limitation, all costs, charges and expenses (including fees and disbursements of attorneys, accountants and other experts) actually and reasonably incurred by a director or officer in connection with any proceeding, all expenses of investigations, judicial or administrative proceedings or appeals, and any expenses of establishing a right to indemnification under these Bylaws, but shall not include amounts paid in settlement, judgments or fines.

(c) “Corporation” shall mean Healthier Choices Management Corp. and any successor corporation thereof. The term “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 10 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

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(d) References to a “director”, “executive officer”, “officer”, “employee” or “agent” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e) References to “other enterprises” shall include employee benefit plans. References to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan. References to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section 7.

SECTION 8. AMENDMENTS

The Board is expressly empowered to adopt, alter, amend or repeal these Bylaws. Any adoption, alteration, amendment or repeal of these Bylaws by the Board shall require the approval of a majority of the authorized number of directors. The stockholders also shall have power to adopt, alter, amend or repeal these Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, such action by stockholders with respect to Section 7 (in whole or in part) of these Bylaws and the proviso of this Section 8 shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

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